CERTIFICATE NUMBER:____                                   NUMBER OF SHARES:_____

                                                 SEE REVERSE FOR IMPORTANT
                                                 NOTICE ON TRANSFER RESTRICTIONS
                                                 AND OTHER INFORMATION

                   TORTOISE NORTH AMERICAN ENERGY CORPORATION
                Organized Under the Laws of the State of Maryland
                Series I Money Market Cumulative Preferred Shares
                            $.001 Par Value Per Share
                    $25,000 Liquidation Preference Per Share

                                                            CUSIP NO. __________

     This  Certifies  that  CEDE & CO. is the owner of  _______  fully  paid and non-assessable  Series I Money Market  Cumulative  Preferred  Shares,  $.001 par
value per share,  $25,000  liquidation  preference per share,  of Tortoise North
American  Energy   Corporation,   a  Maryland   corporation   (the   "Company"),
transferable only on the books of the Company by the holder thereof in person or by  duly  authorized  Attorney  upon  surrender  of  this  Certificate  properly endorsed.  This  Certificate  and the shares  represented  hereby are issued and shall be held subject to all of the provisions of the charter of the Company and the Bylaws of the Company and any amendments  thereto.  This  Certificate is not valid unless countersigned by the transfer agent and registrar.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers this ___________________, 2006 A.D.

THE BANK OF NEW YORK,                         TORTOISE NORTH AMERICAN
as Transfer Agent and Registrar               ENERGY CORPORATION

By:_______________________________            By:_______________________________
                                                  David J. Schulte, President

                                              ATTEST:

                                              By:_______________________________
                                                  Zachary A. Hamel, Secretary

                                IMPORTANT NOTICE

     The Series I Money Market Cumulative  Preferred Shares  represented by this
Certificate may be sold, transferred,  or otherwise disposed of only pursuant to the provisions of the Company's Articles  Supplementary relating to such Shares, a copy of which  will be  furnished  by the  Company  to any  stockholders  upon request and without charge.

     The Company will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Maryland
General  Corporation Law with respect to the  designations  and any preferences, conversion  and other rights,  voting  powers,  restrictions,  limitations as to dividends and other distributions,  qualifications,  and terms and conditions of redemption  of the stock of each class which the Company has  authority to issue and, if the Company is  authorized  to issue any  preferred or special  class in series,  (i) the differences in the relative rights and preferences  between the shares of each series to the extent set, and (ii) the  authority of the Board of
Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete  and is subject to and  qualified in its entirety by  reference  to the charter of the  Company,  a copy of which will be sent without charge to each stockholder who so requests.  Such a request must be made to the Secretary of the Company at its principal  office or to the Transfer
Agent.

     Unless this certificate is presented by an authorized representative of The
Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer,  exchange,  or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized  representative  of DTC), ANY
TRANSFER,  PLEDGE,  OR OTHER USE HEREOF FOR THE VALUE OR  OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL  inasmuch as the registered owner hereof,  Cede & Co., has an interest herein.

     FOR  VALUE  RECEIVED,   _____________________  hereby  sells,  assigns  and
transfers  unto  ___________________________  Series I Money  Market  Cumulative
Preferred  Shares  represented  by  the  within  Certificate,  and  does  hereby irrevocably constitute and appoint  ______________________  Attorney to transfer the said  stock on the books of the  within  named  Company  with full  power of substitution in the premises.

Dated:  ________________, ____

In presence of:

______________________________

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